UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2018

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

(a)            Spirulina Production

Cyanotech Corporation is an agricultural company that produces dietary supplements derived from microalgae grown in complex and intricate agricultural systems on the Kona coast of Hawaii.  We are unique in that our microalgae are grown year-round in open ponds which, similar to natural land and plant based horticulture, require favorable weather conditions.  In our case these conditions include consistent light, warm temperatures and low rainfall to achieve optimum production.  Equally important is a nutrient-rich environment, which requires the proper control and balance of necessary nutrients to support growth and yields.  Greater variability in these environmental factors more commonly occur in our winter growing season.

 Last year, a variety of unexpected events occurred in concert to have an adverse effect on our production of Spirulina. First, several fresh water pumps owned by the County of Hawaii were disabled, and the county instituted restrictions on fresh water supply. To mitigate this challenge, the company adopted several water saving strategies, some of which may have had a detrimental effect on the growth of Spirulina.

Additionally, during the most recent winter months, production of Spirulina was adversely affected by unusually high rainfall, low temperatures and significant reductions in sunlight. In response to these production challenges, we have undertaken a re-inoculation of our Spirulina ponds which we believe will allow us to correct the nutrient levels and stabilize production. During the re-inoculation process, which we expect to be completed by mid-May, we will not be able to harvest any new Spirulina. As a result, our Spirulina production and sales in both our bulk and packaged products have been and will be reduced and our production costs have and will increase during the fourth quarter of fiscal year 2018 and the first quarter of the 2019 fiscal year.

Risk factors related to our agricultural process, as well as other risk factors, are discussed in detail in the Forward Looking Statements and Overview sections of Management’s Discussion and Analysis in our Form 10-Q for the three quarters ended December 31, 2017; and in Item 1A in our Form 10-K for the year ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2018

CYANOTECH CORPORATION

By:	/s/ Jole Deal
Name: Jole Deal
Title: Chief Financial Officer